Exhibit 10.28

NORTHEAST NUCLEAR ENERGY COMPANY

$25,000,000

7.17% SENIOR NOTES DUE AUGUST 31, 2019


NOTE AGREEMENT


Dated as of December 21, 1993


                             TABLE OF CONTENTS

                          (Not Part of Agreement)


                                                                       Page

1.   AUTHORIZATION AND INTEREST RATE . . . . . . . . . . . . . . . . . . .1
          1A.  Authorization of Issue of Notes . . . . . . . . . . . . . .1
          1B.  Interest Rate . . . . . . . . . . . . . . . . . . . . . . .1

2.   PURCHASE AND SALE OF NOTES; FEES . . . . . . . . . . . . . . . . . . 1
          2A.  Purchase and Sale of Notes. . . . . . . . . . . . . . . . .1
          2B.  Rate Lock Delayed Delivery Fee. . . . . . . . . . . . . . .2
          2C.  Rate Lock Cancellation Fee. . . . . . . . . . . . . . . . .2
          2D.  Commitment Fee. . . . . . . . . . . . . . . . . . . . . . .3

3.   CONDITIONS OF FUNDING. . . . . . . . . . . . . . . . . . . . . . . . 3
          3A.  Opinion of Purchaser's Special Counsel. . . . . . . . . . .3
          3B.  Opinion of Company's Counsel. . . . . . . . . . . . . . . .3
          3C.  Opinion of CL&P's Special Counsel . . . . . . . . . . . . .3
          3D.  Opinion of WMECO's Special Counsel. . . . . . . . . . . . .3
          3E.  Representations and Warranties; No Default. . . . . . . . .4
          3F.  Purchase Permitted By Applicable Laws; Regulatory
               Approvals. . . . . . . . . . . . . . . . . . . . . . . . . 4
          3G.  Millstone Plant Agreement . . . . . . . . . . . . . . . . .4
          3H.  Delivery of Notes . . . . . . . . . . . . . . . . . . . . .4
          3I.  Inducement Letter . . . . . . . . . . . . . . . . . . . . .4
          3J.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          3K.  Proceedings . . . . . . . . . . . . . . . . . . . . . . . .5

4.   PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          4A(1).    Required Prepayments Prior to Downgrade Event. . . . .5
          4A(2).    Required Prepayments With Yield-Maintenance Amount . .5
          4B.  Optional Prepayment With Yield-Maintenance Amount . . . . .5
          4C.  Notice of Optional Prepayment . . . . . . . . . . . . . . .6
          4D.  Partial Payments Pro Rata . . . . . . . . . . . . . . . . .6
          4E.  Retirement of Notes . . . . . . . . . . . . . . . . . . . .6

5.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . 7
          5A.  Financial Statements. . . . . . . . . . . . . . . . . . . .7
          5B.  Information Required by Rule 144A . . . . . . . . . . . . .9
          5C.  Inspection of Property. . . . . . . . . . . . . . . . . . .9
          5D.  Conduct of Business and Maintenance of Existence. . . . . .9
          5E.  Maintenance of Properties . . . . . . . . . . . . . . . . 10
          5F.  Obligations and Taxes . . . . . . . . . . . . . . . . . . 10
          5G.  Compliance with Laws and Other Covenants. . . . . . . . . 10
          5H.  Maintenance of Insurance. . . . . . . . . . . . . . . . . 11
          5I.  Covenant to Secure Note Equally . . . . . . . . . . . . . 11

6.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  11
          6A.  Lien, Debt and Other Restrictions . . . . . . . . . . . . 11
          6A(1).    Liens. . . . . . . . . . . . . . . . . . . . . . . . 11
          6A(2).    Debt . . . . . . . . . . . . . . . . . . . . . . . . 12
          6A(3).    Merger and Sale of Assets. . . . . . . . . . . . . . 13
          6A(4).    Restricted Investments . . . . . . . . . . . . . . . 13
          6B.  No Amendment of Millstone Plant Agreement . . . . . . . . 14



7.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .  14
          7A.  Acceleration. . . . . . . . . . . . . . . . . . . . . . . 14
          7B.  Rescission of Acceleration. . . . . . . . . . . . . . . . 17
          7C.  Notice of Acceleration or Rescission. . . . . . . . . . . 18
          7D.  Other Remedies. . . . . . . . . . . . . . . . . . . . . . 18

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES. . . . . . . . . . . . . .18
          8A.  Organization. . . . . . . . . . . . . . . . . . . . . . . 18
          8B.  Power and Authority . . . . . . . . . . . . . . . . . . . 19
          8C.  Financial Statements. . . . . . . . . . . . . . . . . . . 19
          8D.  Actions Pending . . . . . . . . . . . . . . . . . . . . . 19
          8E.  Outstanding Debt. . . . . . . . . . . . . . . . . . . . . 19
          8F.  Title to Properties . . . . . . . . . . . . . . . . . . . 20
          8G.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          8H.  Conflicting Agreements and Other Matters. . . . . . . . . 20
          8I.  Offering of Notes . . . . . . . . . . . . . . . . . . . . 20
          8J.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . 21
          8K.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          8L.  Governmental and Other Third Party Consent. . . . . . . . 22
          8M.  Environmental Compliance. . . . . . . . . . . . . . . . . 22
          8N.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 23
          8O.  Permits and Other Operating Rights. . . . . . . . . . . . 23
          8P.  Millstone Plant Agreement . . . . . . . . . . . . . . . . 23
          8Q.  Regulatory Status of Company. . . . . . . . . . . . . . . 23

9.   REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . .  24
          9A.  Nature of Purchase. . . . . . . . . . . . . . . . . . . . 24
          9B.  Source of Funds . . . . . . . . . . . . . . . . . . . . . 24

10.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          10A.Yield-Maintenance Terms . . . . . . . . . . . . . . . . . .24
          10B.Other Terms . . . . . . . . . . . . . . . . . . . . . . . .26
          10C.Accounting Principles, Terms and Determinations . . . . . .30

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          11A.Note Payments . . . . . . . . . . . . . . . . . . . . . . .31
          11B.Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .31
          11C.Consent to Amendments . . . . . . . . . . . . . . . . . . .32
          11D.Form, Registration, Transfer and Exchange of Notes; Lost
              Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          11E.Persons Deemed Owners; Participations . . . . . . . . . . .33
          11F.Survival of Representations and Warranties; Entire
              Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 33
          11G.Successors and Assigns. . . . . . . . . . . . . . . . . . .33
          11H.Disclosure to Other Persons . . . . . . . . . . . . . . . .33
          11I.Notices . . . . . . . . . . . . . . . . . . . . . . . . . .34
          11J.Payments Due on Non-Business Days . . . . . . . . . . . . .34
          11K.Satisfaction Requirement. . . . . . . . . . . . . . . . . .34
          11L.Governing Law . . . . . . . . . . . . . . . . . . . . . . .34
          11M.Severability. . . . . . . . . . . . . . . . . . . . . . . .35
          11N.Descriptive Headings. . . . . . . . . . . . . . . . . . . .35
          11O.Counterparts. . . . . . . . . . . . . . . . . . . . . . . .35

PURCHASER SCHEDULE

EXHIBIT A  --  FORM OF NOTE

EXHIBIT B  --  FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL

EXHIBIT C  --  FORM OF OPINION OF CL&P'S SPECIAL COUNSEL

EXHIBIT D  --  FORM OF OPINION OF WMECO'S SPECIAL COUNSEL

EXHIBIT E  --  FORM OF INDUCEMENT LETTER

SCHEDULE 4A(1)  --  AMORTIZATION SCHEDULE

SCHEDULE 6A(1)(v)  --  EXISTING LIENS

SCHEDULE 6A(2)  --  DEBT

SCHEDULE 8H  --  LIST OF AGREEMENTS RESTRICTING DEBT

SCHEDULE 10B(2) -- MONEY POOL APPLICATION AND APPROVAL


NORTHEAST NUCLEAR ENERGY COMPANY
107 Selden Street
Berlin, Connecticut  06037



                          As of December 21, 1993



The Prudential Insurance Company of America
c/o Prudential Power Funding Associates
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4069


Ladies and Gentlemen:

     The undersigned, Northeast Nuclear Energy Company (herein called the "Company"), hereby agrees with you as follows:

     1.   AUTHORIZATION AND INTEREST RATE.

          1A. Authorization of Issue of Notes. The Company will authorize the issue of its senior promissory notes in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature August 31, 2019, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate per annum determined in accordance with paragraph 1B hereof and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

          1B. Interest Rate. The Notes shall bear interest at the rate of 7.17% per annum payable on the last day of each month commencing December 31, 1993 and otherwise in accordance and as set forth in paragraph 11A hereof; provided, however, that, in the event a Downgrade Event occurs, then, on and after the Downgrade Date, the Notes shall bear interest at the rate of 7.67% per annum payable as set forth herein and in paragraph 11A hereof.

     2.   PURCHASE AND SALE OF NOTES; FEES.

          2A. Purchase and Sale of Notes. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company Notes in the aggregate principal amount set forth opposite your name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Schiff Hardin & Waite at 7200 Sears Tower, Chicago, Illinois 60606, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #0031-3419 at Shawmut Bank Connecticut, Hartford, Connecticut on the date of funding, which shall be December 21, 1993 or any other date on or before December 30, 1993 upon which the Company and you may mutually agree (herein called "funding" or the "date of funding").

          2B. Rate Lock Delayed Delivery Fee. If funding does not occur on or before December 30, 1993 for any reason, the Company will pay to you in immediately available funds on January 1, 1994 a delayed delivery fee calculated as provided below. If the funding date is delayed beyond December 30, 1993 for any reason other than your failure to purchase the Notes when you are obligated to do so pursuant to the terms of this Agreement, the Company will pay to you in immediately available funds additional delayed delivery fees on the rescheduled second funding date and any subsequently rescheduled funding date calculated as provided below.
The amount of any delayed delivery fee shall be calculated as follows:

                   (7.17% - MMY) x DTS/360 x $25,000,000

where "MMY" means Money Market Yield, i.e., the yield per annum on an alternative investment selected by you on the date you receive notice of the delay of the funding date having a maturity date on or about the rescheduled funding date (a new investment being selected by you each time the funding date is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed (a) from and including (i) December 30, 1993, if no delayed delivery fee has been paid, or (ii) the date of the immediately preceding payment of a delayed delivery fee, if a delayed delivery fee has previously been paid, (b) to but excluding the date such delayed delivery fee is to be paid. In no case shall any delayed delivery fee be less than zero. Nothing in this paragraph 2B shall be or operate as a consent by you to, or waiver of, the failure by the Company to comply with the terms of this Agreement regarding the issuance and sale of the Notes on the funding date, or a selection or limitation of any of your rights or remedies resulting from such failure.

          2C. Rate Lock Cancellation Fee. If funding does not occur on or prior to the Cancellation Date for any reason, the Company will pay you in immediately available funds on the Cancellation Date a cancellation fee calculated as follows:

                             PI x $25,000,000

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess, if any, of the asked price (determined by you) of the Hedge Treasury Note(s) (as defined below) on the Cancellation Date over the bid price (as determined by you) of the Hedge Treasury Notes on December 17, 1993 by (b) such bid price. The foregoing bid and asked prices shall be as reported by Telerate Systems, Inc. (or, if such date for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data selected by you). Each price shall be based on a Hedge Treasury Note having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the cancellation fee be less than zero. For purposes of this paragraph 2C, (a) "Cancellation Date" shall mean the earlier to occur of
(i) the date on which you receive notice from the Company that the Company does not intend to issue the Notes (or the next succeeding Business Day if you receive such notice after 4:00 p.m., New York City time) or (ii) December 30, 1993, and (b) "Hedge Treasury Note" shall mean the U.S. Treasury Note or Notes used by you to lock the interest rate on the Notes on December 17, 1993.

          2D. Commitment Fee. The Company will pay to you in immediately available funds on the date of funding a commitment fee on $28,000,000 at the rate of 0.125% per annum for the period from September 14, 1993 to the date of funding.

     3. CONDITIONS OF FUNDING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of funding, of the following conditions:

          3A. Opinion of Purchaser's Special Counsel. You shall have received from Schiff Hardin & Waite, who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

          3B. Opinion of Company's Counsel. You shall have received from Day, Berry & Howard, special counsel for the Company, a favorable opinion satisfactory to you in the form of Exhibit B attached hereto, and the Company, by its execution of this Agreement, authorizes and directs such to render such opinion to you.

          3C. Opinion of CL&P's Special Counsel. You shall have received from Day, Berry & Howard, special counsel for CL&P, a favorable opinion in the form of Exhibit C attached hereto.

          3D. Opinion of WMECO's Special Counsel. You shall have received from Day, Berry & Howard, special counsel for WMECO, a favorable opinion in the form of Exhibit D attached hereto.

          3E. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 and in the Inducement Letter shall be true on and as of the date of funding, both before and after giving effect to the purchase of the Notes and the use of the proceeds thereof; there shall exist on the date of funding no Event of Default or Default both before and after giving effect to the purchase of the Notes and the use of the proceeds thereof; and the Company shall have delivered to you an Officer's Certificate, dated the date of funding, to both such effects.

          3F. Purchase Permitted By Applicable Laws; Regulatory Approvals. The purchase of and payment for the Notes to be purchased by you on the date of funding on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition. The orders of the Securities and Exchange Commission and the CDPUC referred to in paragraph 8L of this Agreement shall be satisfactory to you, shall be in full force and effect on the date of funding, shall not have been stayed, suspended, modified, vacated or held invalid, shall not be contested and no petition for rehearing, stay or suspension or appeal or review of any thereof shall have been filed, and, with respect to the orders described in clause (ii) of paragraph 8L, shall be final. Any conditions contained in such orders shall have been satisfied to your reasonable satisfaction. You and your special counsel shall have received copies of such documents and papers (including, without limitation, certified or attested copies of such orders) as you or they may reasonably request in connection therewith or as a basis for your special counsel's funding opinion, all in form and substance satisfactory to you and your special counsel.

          3G. Millstone Plant Agreement. The Millstone Plant Agreement shall be in full force and effect without any amendment or supplement thereto or waiver of any rights by any party thereunder and there shall be no default or claim of default by any party under such agreement.

          3H. Delivery of Notes. The Company shall have delivered to you the Notes to be delivered to you pursuant to paragraph 2, all duly completed and executed by the Company.

          3I. Inducement Letter. Each of CL&P and WMECO shall have executed and delivered to you a letter agreement in the form of Exhibit E attached hereto (the "Inducement Letter") and the Inducement Letter shall be in full force and effect.

          3J. Fees. The Company shall have paid any delayed delivery fees pursuant to paragraph 2B and the commitment fee pursuant to paragraph 2D.

          3K. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A(1) and 4A(2) and the optional prepayments permitted by paragraph 4B.

          4A(1).    Required Prepayments Prior to Downgrade Event.  Until
the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, on the last day of each month, from September 30, 1994 through July 31, 2019, the principal amount set forth on
Schedule 4A(1) attached hereto opposite such day, and such principal amounts of the Notes, together with interest accrued thereon to the prepayment dates, shall become due on such prepayment dates. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on August 31, 2019 or at such earlier time as may be required pursuant to paragraph 4A(2). Notwithstanding the foregoing, in the event a Downgrade Event occurs, the Company shall make the prepayments required under paragraph 4A(2) in lieu of the prepayments required under this paragraph 4A(1).

          4A(2).    Required Prepayments With Yield-Maintenance Amount.  In
the event that a Downgrade Event occurs, the Company shall give immediate notice thereof to the holders of the Notes and, until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, with the Yield Maintenance Amount, if any, the Downgrade Prepayment Amount on each Downgrade Payment Date, and such principal amounts of the Notes, together with interest accrued thereon to the prepayment dates and together with the Yield Maintenance Amount, if any, with respect thereto, shall become due on such prepayment dates. The remaining outstanding principal amount of the Notes, together with interest accrued thereon and together with the Yield Maintenance Amount, if any, with respect thereto, shall become due on the third anniversary of the first Downgrade Payment Date.

          4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole or in part on the last day of any month (in multiples of $5,000,000 and integral multiplies of $1,000,000 in excess of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal under paragraph 4A(1) or 4A(2), as the case may be, in inverse order of their scheduled due dates.

          4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest accrued thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

          4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A(1), 4A(2) or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A(1), 4A(2) or 4B) in proportion to the respective outstanding principal amounts thereof.

          4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A(1), 4A(2) or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or such Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     5.   AFFIRMATIVE COVENANTS.

          5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder in quadruplicate:

               (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and retained earnings of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

               (ii) as soon as practicable and in any event within 135 days after the end of each fiscal year, (A) consolidated statements of income and cash flows of the Company and its Subsidiaries for such year, (B) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, (C) consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' earnings of Northeast Utilities and its subsidiaries for such year, and (D) a consolidating and consolidated balance sheet of Northeast Utilities and its subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual consolidated statements, in the case of the Company and its Subsidiaries, and the preceding annual audit, in the case of Northeast Utilities and its subsidiaries, all in reasonable detail and satisfactory in form to the Required Holder(s) (with respect to the financial statements for the Company and its Subsidiaries) and in conformance with the requirements of the Securities and Exchange Commission (with respect to the financial statements for Northeast Utilities and its subsidiaries), and, as to the consolidated statements of Northeast Utilities and its subsidiaries, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and, as to the consolidated statements of the Company and its Subsidiaries, certified by an authorized financial officer of the Company;

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders, if any, and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

               (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

               (v) promptly upon transmission thereof by Northeast Utilities, copies of the Annual Reports on Form 10-K and Form U5S of Northeast Utilities filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) and such other reports, financial or other statements, notices or reports filed by Northeast Utilities pursuant to the Exchange Act as such Significant Holder shall request, filed with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

               (vi) promptly after becoming available, any of the following which is related to the Millstone Site:

                    (1) Nuclear Regulatory Commission ("NRC") Systematic Assessment of Licensee Performance Report,

                    (2) NRC Inspection Report or, at the Company's option, a summary thereof prepared by the Company,

                    (3)  NRC Confirmatory Action Letter ("CAL"), and

                    (4) any other material report, notice from or other correspondence with or submissions to the NRC or any other governmental or regulatory agency; and

               (vii) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          5D. Conduct of Business and Maintenance of Existence. The Company covenants that it and its Subsidiaries shall (i) carry out and conduct its primary business in substantially the same manner and in substantially the same fields as such business is now carried on and conducted (it being understood that the Company will remain a wholly-owned subsidiary of Northeast Utilities whose activities shall be limited to acting as agent for CL&P, WMECO and the other co-owners of Units 1, 2 and 3 of the Millstone Nuclear Generating Station; provided, however, that the Company may also act as operator of any other nuclear generating unit in which Northeast Utilities or any subsidiary thereof owns an interest, directly or indirectly), (ii) subject to paragraph 6A(3) of this Agreement, preserve, renew and keep in full force and effect its corporate existence and its rights, licenses, privileges and franchises necessary or desirable in the normal conduct of its business (provided, however, that it shall not be required to preserve any such right, license, privileges or franchise if it shall determine in its sole discretion that the preservation thereof is no longer necessary, desirable or permissible in the operation of its business and it shall reasonably determine that the loss thereof is not (and could not reasonably be expected to be) disadvantageous in any material respect to you or any holder of any Note.

          5E. Maintenance of Properties. With exception for ordinary wear and tear, loss by fire or other casualty or condemnation, the Company and its Subsidiaries will each cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that neither the Company nor any of its Subsidiaries shall be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in its reasonable judgment, desirable in the operation or maintenance of its business and is not disadvantageous in any material respect to you or any holder of any Note.

          5F. Obligations and Taxes. The Company and its Subsidiaries will each pay when due all taxes, assessments, fees and other governmental charges (including, without limitation, real estate taxes, betterments, assessments, water rates and sewer charges) and all other proper claims, demands and liabilities (including, without limitation, claims or demands of materialmen, mechanics, carriers, warehousemen and landlords); provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, fee, charge, claim, demand or liability if the same is being contested and diligently pursued in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books, to the extent required by generally accepted accounting principles applied on a consistent basis, reserves reasonably deemed by it to be adequate with respect thereto; provided, further, that the Company or such Subsidiary will pay or cause to be paid in full, or will post a bond for the full amount of, any of such taxes, assessments, fees, charges, claims, demands and liabilities forthwith prior to the commencement of any proceeding to foreclose on any lien which secures any of such amounts and to which any of its property may be subject.

          5G. Compliance with Laws and Other Covenants. The Company and its Subsidiaries will each comply in all respects with all laws, rules, ordinances, bylaws, codes, regulations and governmental orders (federal, state and local) having applicability to it or to the business or businesses at any time conducted by it (including, without limitation, ERISA and the rules and regulations thereunder), or relating to its property, the improvements thereon and/or occupancy or use thereof, except where the failure to comply with any provision of the foregoing does not and could not reasonably be expected to (a) have a material adverse effect on the business, operations, affairs, condition (financial or otherwise), properties, assets or prospects of the Company or the Company and its Subsidiaries taken as a whole, or (b) be disadvantageous in any material respect to you or any holder of any Note. The Company will comply in all material respects with all of its covenants in the Millstone Plant Agreement.

          5H. Maintenance of Insurance. The Company covenants that it shall (i) maintain insurance in such amounts and with such deductibles and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses, and (ii) upon a request by any holder of a Note, deliver to such holder a certificate of the insurer or the Company's independent insurance agent summarizing the details of such insurance in effect and stating the term of such insurance.

          5I. Covenant to Secure Note Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, securing any Debt of the Company or any Subsidiary, other than Liens permitted by the provisions of paragraph 6A (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     6.   NEGATIVE COVENANTS.

          6A. Lien, Debt and Other Restrictions. The Company covenants that it shall not, and it shall not permit any Subsidiary to, directly or indirectly:

          6A(1). Liens -- create, assume or suffer to exist any Lien upon any of its properties and assets, whether now owned or herewith acquired, except:

               (i) Liens for taxes, assessments and other governmental charges not yet due or which (a) are being actively contested in good faith by appropriate proceedings and (b) for which reserves have been established in accordance with generally accepted accounting principles;

               (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen (a) incurred in the ordinary course of business for sums not yet due, (b) the payment of which is not at the time required, (c) securing obligations which are not overdue for a period of more than 90 days or (d) securing obligations claimed to be due and which (i) are being actively contested in good faith by appropriate proceedings and (ii) for which reserves have been established in accordance with generally accepted accounting principles;

               (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance and other types of social security, or (b) to secure (or to obtain letters of credit that secure) the performance of statutory obligations, surety and appeal bonds, bids, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

               (iv) Easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company;

               (v) Liens resulting from Capitalized Lease Obligations, conditional sale agreements or other title retention agreements provided that the aggregate amount of Debt secured by such Liens is permitted by paragraph 6A(2);

               (vi) Liens arising from prejudgment remedies imposed pursuant to Section 52-278c of the Connecticut General Statutes or a similar statute under the laws of another state, provided the Company contests the imposition of a prejudgment lien pursuant to Section 52-278d of the Connecticut General Statutes or such other similar statute and, in the event payment of any judgment rendered against the Company is not adequately secured by insurance, the Company has substituted a bond for the prejudgment remedy; and

               (vii) Liens existing on the date hereof, which Liens are described on Schedule 6A(1)(v) hereto;

          6A(2).    Debt -- Create, incur, assume or suffer to exist any
Debt or any Guarantee, except:

               (i)  Debt represented by the Notes;

               (ii) Existing Debt of the Company which is described on
Schedule 6A(2) hereto; and

               (iii) Current Debt not in excess of the aggregate amount of Current Debt the Company is authorized by the Securities and Exchange Commission to create, incur or suffer to exist, provided such Current Debt is consistent with the Securities and Exchange Commission authorization therefor;

          6A(3).    Merger and Sale of Assets --  Merge or consolidate with
any other corporation, sell, lease, transfer or otherwise dispose of all or substantially all of its assets, except that the Company or any Subsidiary may merge with or into another direct or indirect subsidiary of Northeast Utilities if (A) immediately before such merger and after giving effect thereto no Default or Event of Default shall exist, (B) the surviving corporation expressly assumes, by an agreement satisfactory in substance and form to the Required Holder(s) (which agreement may require in connection with such assumption the delivery of such opinions of counsel as the Required Holder(s) may reasonably request), the obligations of the Company under this Agreement, the Notes and the Millstone Plant Agreement, and (C) any authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court, administrative or governmental body or any other Person required for such merger or such assumption shall have been obtained and made; and (D) the surviving corporation shall, in the discretion of the Required Holder(s), be of a credit quality equivalent to the credit quality of the Company.

          6A(4).    Restricted Investments -- Make or permit to remain
outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except for loans to the Northeast Utilities System Money Pool, provided that funds contributed to the Northeast Utilities System Money Pool by the Company or any Subsidiary are invested only in:

               (i) short-term loans made to subsidiaries of Northeast Utilities participating in the Northeast Utilities System Money Pool, provided such short-term loans are within amounts and on terms and conditions approved by the Securities and Exchange Commission;

               (ii) obligations issued or guaranteed by the United States of America;

               (iii) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States;

               (iv) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated for investment purposes at not less than "A" by Moody's Investors Service, Inc., or by Standard & Poor's Corporation;

               (v) commercial paper rated not less than "P-1" by Moody's Investors Service, Inc., or not less than "A-1" by Standard & Poor's Corporation;

               (vi) any other investment permitted under Rule 40(a)(1) of the Public Utility Holding Company Act of 1935, as amended.

          6B. No Amendment of Millstone Plant Agreement -- The Company covenants that it will not terminate the Millstone Plant Agreement or amend, supplement, modify or waive any provision of the Millstone Plant Agreement without the prior written consent of the Required Holder(s).

     7.   EVENTS OF DEFAULT.

          7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

               (iii) the Company, any Subsidiary, CL&P or WMECO defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company, any Subsidiary, CL&P or WMECO fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company, any Subsidiary, CL&P or WMECO prior to any stated maturity), provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company, any Subsidiary, CL&P or WMECO) shall occur and be continuing exceeds $15,000,000; or

               (iv) any representation or warranty made by the Company herein, by CL&P or WMECO in the Inducement Letter or by the Company, CL&P or WMECO or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

               (v) the Company fails to perform or observe any agreement contained in paragraph 6 or CL&P or WMECO fails to perform or observe any agreement contained in the Inducement Letter; or

               (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

               (vii) the Company, any Subsidiary, CL&P or WMECO makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               (viii) any decree or order for relief in respect of the Company, any Subsidiary, CL&P or WMECO is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

               (ix) the Company, any Subsidiary, CL&P or WMECO petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, any Subsidiary, CL&P or WMECO or of any substantial part of the assets of the Company, any Subsidiary, CL&P or WMECO or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company, any Subsidiary, CL&P or WMECO under the Bankruptcy Law of any other jurisdiction; or

               (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary, CL&P or WMECO and the Company, such Subsidiary, CL&P or WMECO by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

               (xi) any order, judgment or decree is entered in any proceedings against the Company, CL&P or WMECO decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

               (xii) any order, judgment or decree is entered in any proceedings against the Company, any Subsidiary, CL&P or WMECO decreeing a split-up of the Company, such Subsidiary, CL&P or WMECO which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries or the consolidated assets of CL&P or WMECO, as the case may be (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xiii) a final judgment in an amount in excess of $15,000,000 is rendered against the Company, any Subsidiary, CL&P or WMECO and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

               (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company; or

               (xv) the Millstone Plant Agreement, or any provision thereof which would adversely affect the rights of the Company under Section 3(b) thereof, or the Inducement Letter, shall at any time be terminated or shall cease to be valid and binding on any party thereto, or shall be declared to be null or void, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over any party thereto seeking to establish the invalidity or unenforceability thereof, or any party thereto shall deny that such party has no further liability or obligation thereunder, or any party thereto shall default in the performance of any provision thereof;

then (a) if such event is an Event of Default specified in clause (i) or
(ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, or clause (xv), of this paragraph 7A, (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

          7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and
(iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

          8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Connecticut. The Company has no Subsidiaries. The Company is duly qualified and authorized to transact business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the ownership of its properties or assets makes such qualification necessary, except where the failure to be in good standing or to be so qualified or authorized would not have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by Northeast Utilities free and clear of any Lien. There are no outstanding rights, options, warrants, or agreements for the purchase from, or sale or issuance by, the Company of any of its capital stock or any securities convertible into or exchangeable for any of its capital stock or any such rights, options, warrants or agreements.

          8B. Power and Authority. The Company has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the Notes and the Millstone Plant Agreement. The execution, delivery and performance by the Company of each of this Agreement, the Notes and the Millstone Plant Agreement have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered each of this Agreement, the Notes and the Millstone Plant Agreement, and each of this Agreement, the Notes and the Millstone Plant Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          8C. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: (i) a balance sheet of the Company as at December 31 in each of the years 1991 and 1992, inclusive, and statements of income and cash flows of the Company for each such year, all certified by the Chief Financial Officer of the Company; and (ii) a balance sheet of the Company as at March 31 and June 30 in each of the years 1991 and 1992 and statements of income and cash flows for the three-month and six-month periods ended on such dates, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company as at the dates thereof, and the statements of income and cash flows fairly present the results of the operations of the Company and its cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company since December 31, 1992.

          8D. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which is likely to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company.

          8E. Outstanding Debt. The Company does not have outstanding any Debt except as set forth on Schedule 6A(2) attached hereto. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

          8F. Title to Properties. The Company has good and indefeasible title to its real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1992 referred to in paragraph 8C (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A. All leases necessary in any material respect for the conduct of the business of the Company are valid and subsisting and are in full force and effect.

          8G. Taxes. The Company has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

          8H. Conflicting Agreements and Other Matters. The Company is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Notes or the Millstone Plant Agreement, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof, of the Notes or the Millstone Plant Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the charter or by-laws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject. The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8H attached hereto.

          8I. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8J. Use of Proceeds. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used (i) to finance the construction by the Company on behalf of CL&P and WMECO of Building 475 located on the Millstone Site, (ii) to repay indebtedness incurred by the Company in connection with such construction,
(iii) to pay certain costs associated with the transactions contemplated by this Agreement, and (iv) in the event a balance of the proceeds of the Notes remains unspent after application thereof for the purposes set forth in clauses (i) through (iii) hereof and to the extent permitted by the regulatory orders referred to in paragraph 8L(i) hereof, to apply the balance of such proceeds for the Company's general corporate purposes.
None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8K. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

          8L. Governmental and Other Third Party Consent. Neither the nature of the Company, nor any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of funding with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or the Millstone Plant Agreement, the offering, issuance, sale, execution or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof, of the Millstone Plant Agreement, of the Inducement Letter or of the Notes, other than (i) the order of the Securities and Exchange Commission dated December 16, 1993 under the Public Utility Holding Company Act of 1935, as amended, and the order of the CDPUC dated December 1, 1993 under Section 16-43 of the Connecticut General Statutes, authorizing the execution and delivery of this Agreement and the execution, sale, delivery and issuance of the Notes, each of which orders has been obtained, is in full force and effect, has not been stayed, suspended, modified, vacated or held invalid, is not being contested and with respect to which no petition for rehearing, stay or suspension or appeal or review has been filed, and (ii) the order of the Securities and Exchange Commission dated September 24, 1985 under the Public Utility Holding Company Act of 1935, as amended, and the order of the CDPUC dated September 17, 1985, authorizing the execution, delivery and performance of the Millstone Plant Agreement, each of which orders has been obtained, is final and in full force and effect, has not been stayed, suspended, modified, vacated or held invalid, is not being contested and is not subject to petition for rehearing, stay suspension or appeal or review, and the time period in which a petition for rehearing, stay or suspension or an application for appeal or review of either such order must be filed has expired. The Company has delivered to you true and complete copies of each such order.

          8M. Environmental Compliance. The Company and all of its properties and facilities are in compliance in all respects with and to its best knowledge have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company.

          8N. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company, CL&P, WMECO, Northeast Utilities or Northeast Utilities Service Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company, CL&P or WMECO which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company, CL&P or WMECO and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company, CL&P or WMECO prior to the date hereof in connection with the transactions contemplated hereby.

          8O. Permits and Other Operating Rights. The Company has all such valid and sufficient franchises, licenses, permits, operating rights, certificates of convenience and necessity, other authorizations from federal, state, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any of the Company's properties, easements and rights-of-way as are necessary for the ownership, operation and maintenance of its business and properties, subject to exceptions and deficiencies which do not materially and adversely affect its business and operations considered as a whole or any material part thereof, and such franchises, licenses, permits, operating rights, certificates of convenience and necessity, other authorizations from federal, state, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any of the Company's properties, easements and rights-of-way are free from burdensome restrictions or conditions of an unusual character in the utility business and are free from restrictions or conditions materially adverse to the business or operations of the Company, and the Company is not in violation thereof in any material respect.

          8P. Millstone Plant Agreement. The Company has delivered to each of you prior to the date hereof a true, correct and complete copy of the Millstone Plant Agreement, as in effect on the date hereof, which has not been amended or otherwise modified and no waiver has been given with respect thereto. The Millstone Plant Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, each party thereto, and is in full force and effect. No party to the Millstone Plant Agreement is in default thereunder, nor is there any claim of such default.

          8Q. Regulatory Status of Company. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Company is a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, which holding company is registered as a "public utility holding company" under such Act. The Company is a "public service company" under Connecticut law
which is subject to the jurisdiction of the CDPUC.   The Company is not a
"public utility" or a "public service company" under the law of any state, other than the State of Connecticut, or subject to the jurisdiction of any commission or regulatory authority or Person in any state, other than the CDPUC. Solely by purchasing the Notes you (i) will not be (a) a "public utility, a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a " public utility" within the meaning of the Federal Power Act, as amended, or (c) a "public service company" under Connecticut law or a "public utility" or a "public service company" under the law of any other state or (ii) subject to the jurisdiction of the Federal Energy Regulatory Commission, the CDPUC or any other commission or Person in any other state.

     2.   REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

          9A. Nature of Purchase. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

          9B. Source of Funds. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to any separate account maintained by you. For the purpose of this paragraph 9B, the term "separate account" shall have the meaning specified in section 3 of ERISA.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

          10A. Yield-Maintenance Terms.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates under paragraph 4A(1) (determined by assuming, if a Downgrade Event has occurred, that the Company is still required to make the required prepayments under paragraph 4A(1) and any prepayments under paragraph 4A(2) or 4B are applied to required payments under paragraph 4A(1) in the inverse order of their maturity) to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Service (or such other display as may replace Page 500 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by
(a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by
(b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date under paragraph 4A(1) (determined by assuming, if a Downgrade Event has occurred, that the Company is still required to make the required prepayments under paragraph 4A(1) and any prepayments under paragraph 4A(2) or 4B are applied to required payments under paragraph 4A(1) in the inverse order of their maturity) of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal under paragraph 4A(1) (determined by assuming, if a Downgrade Event has occurred, that the Company is still required to make the required prepayments under paragraph 4A(1) and any prepayments under paragraph 4A(2) or 4B are applied to required payments under paragraph 4A(1) in the inverse order of their maturity) if no payment of such Called Principal were made prior to its scheduled due date under paragraph 4A(1).

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          10B. Other Terms.

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Bankruptcy Law" shall have the meaning specified in clause
(viii) of paragraph 7A.

          "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, CL&P or WMECO, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "CDPUC" shall mean the Connecticut Department of Public Utility
Control.

          "CL&P" shall mean The Connecticut Light and Power Company, a Connecticut corporation, and its successors and assigns.
          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

          "Debt" shall mean Current Debt and Funded Debt.

          "Downgrade Date" shall mean the first day upon which a Downgrade Event occurs.

          "Downgrade Event" shall mean either (a) the rating by Moody's Investors Service, Inc. (or any successor thereto) of any long-term bonds of CL&P or any long-term bonds of WMECO at less than "Baa3", or (b) the rating by Standard & Poor's Corporation (or any successor thereto) of any long-term bonds of CL&P or any long-term bonds of WMECO at less than "BBB-".

          "Downgrade Payment Date" shall mean each of (i) the 10th day after the Downgrade Date, and (ii) the first and second anniversaries of the date specified in clause (i).

          "Downgrade Prepayment Amount" shall mean one-fourth of the aggregate principal of the Notes outstanding on the Downgrade Date.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

          "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee.

          "Inducement Letter" shall have the meaning specified in paragraph
3I.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Millstone Plant Agreement" shall mean the Amended and Restated Plant Agreement, dated as of December 1, 1984, among the Company, CL&P and WMECO.

          "Millstone Site" shall mean the approximately 500-acre site located in Waterford, Connecticut containing the nuclear generating units and appurtenant equipment and facilities operated by Borrower on behalf of, among others, CL&P and WMECO pursuant to the Millstone Plant Agreement.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Northeast Utilities" shall mean Northeast Utilities, a
Massachusetts Voluntary Association, and its successors and assigns.

          "Northeast Utilities System Money Pool" shall mean the money pool among Northeast Utilities, CL&P, WMECO, Public Service Company of New Hampshire, North Atlantic Energy Corporation, Holyoke Water Power Company, the Company, The Rocky River Realty Company, The Quinnehtuk Company and HEC Inc. approved by the Securities and Exchange Commission in Release No. 35-25710. A copy of such approval and the application therefor is attached hereto as Schedule 10B(2).

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, if any, chief financial officer, chief accounting officer or assistant treasurer for finance of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "Required Holder(s)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes at any time outstanding.

          "Subsidiary" shall mean any corporation organized under the laws of any state of the United States, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States or Canada, and at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

          "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

          "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "WMECO" shall mean Western Massachusetts Electric Company, a Massachusetts corporation, and its successors and assigns.

          10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent financial statements referred to in clause (i) of paragraph 8C.

     11.  MISCELLANEOUS.

          11A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, delayed delivery fees, cancellation fee or commitment fee which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Interest on the Notes and the commitment fee shall be payable based on actual days outstanding and a 360-day year. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

          11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement or the Inducement Letter, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, provided that the amount payable with respect to the fees, charges and disbursements of your special counsel in connection with the preparation, execution and delivery of this Agreement and the Inducement Letter shall not exceed $50,000 and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Inducement Letter or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

          11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

          11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          11H. Disclosure to Other Persons. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate
(a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

          11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 107 Selden Street, Berlin, Connecticut 06037, Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

          11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

          11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11L. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Connecticut.

          11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.


                              Very truly yours,

                              NORTHEAST NUCLEAR ENERGY COMPANY




                              By: /s/John B. Keane


                                   Title:  Vice President
                                           and Treasurer


The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:  /s/Lisa M. Ferraro
     Vice President



PURCHASER SCHEDULE


                                                Aggregate
                                                Principal
                                                Amount of
                                                Notes to be    Note Denom-
                                                Purchased      ination(s)

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA  $25,000,000    $25,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No. 050-54-526

Morgan Guaranty Trust Company
  of New York
23 Wall Street
New York, New York 10015
(ABA No.:  021-000-238)

Each such wire transfer shall set
forth the name of the Company, a
reference to "7.17% Senior Notes due
August 31, 2019, Security No.
66435*\D0", and the due date and
application (as among principal,
interest, Yield-Maintenance Amount,
delayed delivery fees, cancellation
fee and commitment fee) of the payment
being made.

(2)  Address for all notices relating to payments:

     The Prudential Insurance Company
       of America
     c/o Prudential Capital Corporation
     Three Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4077

     Attention:  Investment Administration
       Unit

(3)  Address for all other communications and notices:

     The Prudential Insurance Company
       of America
     c/o Prudential Power Funding
       Associates
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4069

     Attention:  Lisa Ferraro

(4)  Recipient of telephonic prepayment notices:

     Manager, Asset Management Unit
     (201) 802-3288

(5)  Tax Identification No.:  22-1211670






                                                        EXHIBIT A


                               FORM OF NOTE

                     NORTHEAST NUCLEAR ENERGY COMPANY

                   7.17% SENIOR NOTE DUE AUGUST 31, 2019



No. _____                                                  [Date]
$________



     FOR VALUE RECEIVED, the undersigned, Northeast Nuclear Energy Company (herein called the "Company"), a corporation organized and existing under the laws of the State of Connecticut, hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of _________________________ DOLLARS on August 31, 2019, with interest (computed on the basis of actual days outstanding and a 360-day year) (a) on the unpaid balance thereof at the rate per annum determined in accordance with paragraph 1B of the Note Agreement referred to below from the date hereof, payable on the last day of each month, commencing December 31, 1993, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% in excess of the rate specified in clause (a) above or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of December 21, 1993 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of Connecticut and shall be construed and enforced in accordance with the law of such State.


                              NORTHEAST NUCLEAR ENERGY COMPANY



                              By:

                                   Treasurer

                                                        EXHIBIT B


               FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL

                     Letterhead of Day, Berry & Howard

                              [Date of Funding]


The Prudential Insurance Company of America
c/o Prudential Power Funding Associates
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

Ladies and Gentlemen:

     We have acted as special counsel for Northeast Nuclear Energy Company (the "Company") in connection with the Note Agreement, dated as of December 21, 1993, between the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today the 7.17% Senior Notes due August 31, 2019 of the Company in the aggregate principal amount of $25,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3B of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth.
We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in paragraph 9A of the Note Agreement.

     Based on the foregoing, it is our opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Connecticut.

          2. The Note Agreement, the Notes and the Millstone Plant Agreement have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

          5. The execution and delivery by the Company of the Note Agreement, the Notes and the Millstone Plant Agreement, the offering, issuance and sale of the Notes and fulfillment of and compliance by the Company with the respective provisions of the Note Agreement, the Notes and the Millstone Plant Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than the orders of the Securities and Exchange Commission and the Connecticut Department of Public Utility Control referred to in paragraphs 6 through 9 below and other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation (including, without limitation, the Public Utility Holding Company Act of 1935 and any rule or regulation thereunder) or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Exhibit C to the Note Agreement), instrument, order, judgment or decree to which the Company is a party or otherwise subject.

          6. The Connecticut Department of Public Utility Control has duly issued an order dated December 1, 1993 approving the execution, delivery and performance by the Company of the Note Agreement and the Notes and the offering, issuance and sale of the Notes; to our knowledge after due inquiry, such order is in full force and effect and has not been stayed or suspended and no petition for rehearing, stay or suspension or appeal of such order has been filed; and no further authorization, consent, approval, exemption, or other action by or notice to or filing with the Connecticut Department of Public Utility Control is required for the execution, delivery or performance by the Company of the Note Agreement or the Notes or the offering, issuance or sale of the Notes. The validity, legality and enforceability of the Notes will not be affected if such order is stayed, suspended, vacated, modified or otherwise held to be wholly or partly invalid after the date hereof.

          7. The Connecticut Department of Public Utility Control has duly issued an order dated September 17, 1985 approving the execution, delivery and performance by the Company of the Millstone Plant Agreement; such order is final, in full force and effect and has not been stayed or suspended, and the time for petition for rehearing, stay or suspension or appeal of such order has expired without any such petition having been filed or appeal having been taken; and no further authorization, consent, approval, exemption, or other action by or notice to or filing with the Connecticut Department of Public Utility Control is required for the execution, delivery or performance by the Company of the Millstone Plant Agreement.

          8. The Securities and Exchange Commission has duly issued an order dated December 16, 1993 under the Public Utility Holding Company Act of 1935, as amended, approving the execution, delivery and performance by the Company of the Note Agreement, the Notes and the offering and issuance and sale of the Notes; to our knowledge after due inquiry, such order is in full force and effect and has not been stayed or suspended and no petition for rehearing, stay or suspension or appeal of such order has been filed; and no further authorization, consent, approval, exemption, or other action by or notice to or filing with the Securities and Exchange Commission under such Act is required for the execution, delivery or performance by the Company of the Note Agreement or the Notes or the offering, issuance or sale of the Notes. The validity, legality and enforceability of the Notes will not be affected if such order is stayed, suspended, vacated, modified or otherwise held to be wholly or partly invalid after the date hereof unless you have actual knowledge that the issuance and sale of the Notes is in violation of the Public Utility Holding Company Act of 1935 or any rule or regulation thereunder.

          9. The Securities and Exchange Commission has duly issued an order dated September 24, 1985 under the Public Utility Holding Company Act of 1935, as amended, approving the execution, delivery and performance by the Company of the Millstone Plant Agreement; such order is final, in full force and effect and has not been stayed or suspended and the time for petition for rehearing, stay or suspension or appeal of such orders has expired without any such petition having been filed or appeal having been taken; and no further authorization, consent, approval, exemption, or other action by or notice to or filing with the Securities and Exchange Commission under such Act is required for the execution, delivery or performance by the Company of the Millstone Plant Agreement.

          10. All amounts that may become due to you or any holder of any Note under the Note Agreement or any Note, including, without limitation, the principal of, interest on and Yield Maintenance Amount, if any, with respect to the Notes and any amounts due under paragraph 11B of the Note Agreement, are "expenses" which CL&P and WMECO are obligated to pay to the Company under clause (i) of Subsection 3(b) of the Millstone Plant Agreement in accordance with their respective Allocable Shares (as defined in the Millstone Plant Agreement).

          11. The Company validly holds all certificates, franchises, licenses, permits and authorizations from governmental bodies or regulatory authorities, including, without limitation, the Connecticut Public Utility Control Authority and the Securities Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, free from unduly burdensome restrictions or conditions of an unusual character, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets or for the conduct of its business and, insofar as is known to us after having made due inquiry with respect thereto, the Company is not in violation of any material term or provision thereof in any respect which may materially adversely affect the condition (financial or otherwise), operation, properties, assets or prospects of the Company.

          The opinions expressed above are limited to the laws of the State of Connecticut, the Commonwealth of Massachusetts and the federal laws of the United States.

                              Very truly yours,






                                                        EXHIBIT C


                 FORM OF OPINION OF CL&P'S SPECIAL COUNSEL

                     Letterhead of Day, Berry & Howard

                              [Date of Funding]


The Prudential Insurance Company of America
c/o Prudential Power Funding Associates
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

Ladies and Gentlemen:

     We have acted as counsel for The Connecticut Light and Power Company ("CL&P") in connection with the letter agreement (the "Inducement Letter"), dated as of the date hereof, from CL&P and Western Massachusetts Electric Company ("WMECO") to you relating to the obligations of CL&P and WMECO under the Amended and Restated Millstone Plant Agreement, dated as of December 1, 1984, among Northeast Nuclear Energy Company (the "Company"), CL&P and WMECO, as such obligations relate to the Note Agreement, dated as of December 21, 1993, between the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today the 7.17% Senior Notes due August 31, 2019 of the Company in the aggregate principal amount of $25,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3C of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of CL&P and copies certified to our satisfaction of corporate documents and records of CL&P and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of CL&P with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, it is our opinion that:

          1. CL&P is a corporation duly organized and validly existing in good standing under the laws of the State of Connecticut.

          2. The Inducement Letter and the Millstone Plant Agreement have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of CL&P, and are valid obligations of CL&P, legally binding upon and enforceable against CL&P in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The execution and delivery by CL&P of the Inducement Letter and the Millstone Plant Agreement, and fulfillment of and compliance by CL&P with the respective provisions of the Inducement Letter and the Millstone Plant Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of CL&P pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than the orders of the Connecticut Department of Public Utility Control and the Securities and Exchange Commission referred to in paragraphs 4 and 5 below and other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of CL&P, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement, instrument, order, judgment or decree to which WMECO is a party or otherwise subject.

          4. The Connecticut Department of Public Utility Control has duly issued an order dated September 17, 1985 approving the execution, delivery and performance by CL&P of the Millstone Plant Agreement; such order is final, in full force and effect and has not been stayed or suspended, and the time for petition for rehearing, stay or suspension or appeal of such order has expired without any such petition having been filed or appeal having been taken; and no further authorization, consent, approval, exemption, or other action by or notice to or filing with the Connecticut Department of Public Utility Control is required for the execution, delivery or performance by CL&P of the Inducement Letter or the Millstone Plant Agreement.

          5. The Securities and Exchange Commission has duly issued an order dated September 24, 1985 under the Public Utility Holding Company Act of 1935, as amended, approving the execution, delivery and performance by CL&P of the Millstone Plant Agreement; such order is final, in full force and effect and has not been stayed or suspended and the time for petition for rehearing, stay or suspension or appeal of such order has expired without any such petition having been filed or appeal having been taken; and no further authorization, consent, approval, exemption, or other action by or notice to or filing with the Securities and Exchange Commission under such Act is required for the execution, delivery or performance by CL&P of the Inducement Letter or the Millstone Plant Agreement.

          6. All amounts that may become due to you or any holder of any Note under the Note Agreement or any Note, including, without limitation, the principal of, interest on and Yield Maintenance Amount, if any, with respect to the Notes and any amounts due under paragraph 11B of the Note Agreement, are "expenses" which CL&P is obligated to pay to the Company under clause (i) of Subsection 3(b) of the Millstone Plant Agreement in accordance with its respective Allocable Share (as defined in the Millstone Plant Agreement).

          7. CL&P validly holds all certificates, franchises, licenses, permits and authorizations from governmental bodies or regulatory authorities, including, without limitation, the Connecticut Department of Public Utility Control and the Securities Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, free from unduly burdensome restrictions or conditions of an unusual character, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets or for the conduct of its business and, insofar as is known to us after having made due inquiry with respect thereto, CL&P is not in violation of any material term or provision thereof in any respect which may materially adversely affect the condition (financial or otherwise), operation, properties, assets or prospects of CL&P.

          The opinions expressed above are limited to the laws of the State of Connecticut, the Commonwealth of Massachusetts and the federal laws of the United States.

                              Very truly yours,



                                                        EXHIBIT D


                FORM OF OPINION OF WMECO'S SPECIAL COUNSEL

                     Letterhead of Day, Berry & Howard

                              [Date of Funding]


The Prudential Insurance Company of America
c/o Prudential Power Funding Associates
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

Ladies and Gentlemen:

     We have acted as counsel for Western Massachusetts Electric Company ("WMECO") in connection with the letter agreement (the "Inducement Letter"), dated as of the date hereof, from The Connecticut Light and Power Company ("CL&P") and WMECO to you relating to the obligations of CL&P and WMECO under the Amended and Restated Millstone Plant Agreement, dated as of December 1, 1984, among Northeast Nuclear Energy Company (the "Company"), CL&P and WMECO, as such obligations relate to the Note Agreement, dated as of December 21, 1993, between the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today the 7.17% Senior Notes due August 31, 2019 of the Company in the aggregate principal amount of $25,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3D of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of WMECO and copies certified to our satisfaction of corporate documents and records of WMECO and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of WMECO with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, it is our opinion that:

          1. WMECO is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts.

          2. The Inducement Letter and the Millstone Plant Agreement have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of WMECO, and are valid obligations of WMECO, legally binding upon and enforceable against WMECO in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The execution and delivery by WMECO of the Inducement Letter and the Millstone Plant Agreement, and fulfillment of and compliance by WMECO with the respective provisions of the Inducement Letter and the Millstone Plant Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of WMECO pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than the order of the Securities and Exchange Commission referred to in paragraph 4 below and other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of WMECO, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement, instrument, order, judgment or decree to which CL&P is a party or otherwise subject.

          4. The Securities and Exchange Commission has duly issued an order dated September 24, 1985 under the Public Utility Holding Company Act of 1935, as amended, approving the execution, delivery and performance by WMECO of the Millstone Plant Agreement; such order is final, in full force and effect and has not been stayed or suspended and the time for petition for rehearing, stay or suspension or appeal of such order has expired without any such petition having been filed or appeal having been taken; and no further authorization, consent, approval, exemption, or other action by or notice to or filing with the Securities and Exchange Commission under such Act is required for the execution, delivery or performance by WMECO of the Inducement Letter or the Millstone Plant Agreement.

          5. All amounts that may become due to you or any holder of any Note under the Note Agreement or any Note, including, without limitation, the principal of, interest on and Yield Maintenance Amount, if any, with respect to the Notes and any amounts due under paragraph 11B of the Note Agreement, are "expenses" which WMECO is obligated to pay to the Company under clause (i) of Subsection 3(b) of the Millstone Plant Agreement in accordance with its respective Allocable Share (as defined in the Millstone Plant Agreement).

          6. WMECO validly holds all certificates, franchises, licenses, permits and authorizations from governmental bodies or regulatory authorities, including, without limitation, the Massachusetts Department of Public Utilities and the Securities Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, free from unduly burdensome restrictions or conditions of an unusual character, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets or for the conduct of its business and, insofar as is known to us after having made due inquiry with respect thereto, WMECO is not in violation of any material term or provision thereof in any respect which may materially adversely affect the condition (financial or otherwise) operation, properties, assets or prospects of WMECO.

          The opinions expressed above are limited to the laws of the State of Connecticut, the Commonwealth of Massachusetts and the federal laws of the United States.

                              Very truly yours,



                                                        EXHIBIT E

                    Form of Inducement Letter


                                   [Funding Date]



The Prudential Insurance Company
  of America
c/o Prudential Power Funding Associates
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102

Ladies and Gentlemen:

          Reference is made to the Note Agreement dated as of December 21, 1993 (the "Note Agreement") between you and Northeast Nuclear Energy Company (the "Company") providing for the issuance and sale by the Company to you of the 7.17% Senior Notes due August 31, 2019 of the Company in the aggregate principal amount of $25,000,000 (the "Notes"). Terms not otherwise defined herein are used herein as defined in the Note Agreement.

          The undersigned hereby certifies that attached hereto as Exhibit A is a true and complete copy of the Amended and Restated Millstone Plant Agreement dated as of December 1, 1984, by and among the Company, The Connecticut Light and Power Company and Western Massachusetts Electric Company (the "Millstone Plant Agreement"), together with all supplements and amendments thereto.

          To induce you to purchase the Notes pursuant to the Note Agreement, and in satisfaction of one of the conditions precedent to your obligation to purchase the Notes pursuant to the Note Agreement, the undersigned:

          (a) represent to you that all amounts due you or any holder of any Note under the Note Agreement or any Note, including, without limitation, the principal of, interest on and Yield Maintenance Amount, if any, with respect to the Notes and any amounts due under paragraph 11B of the Note Agreement, are "expenses" which the undersigned are obligated to pay as provided in clause (i) of Subsection 3(b) of the Millstone Plant Agreement in accordance with their respective Allocable Shares (as defined in the Millstone Plant Agreement);

          (b)  covenant with you and any holder of any Note as follows:

          (1) The undersigned will perform all of their obligations to the Company under the Millstone Plant Agreement. So long as any Notes are outstanding or the Company has any obligations to you or the holders of the Notes under the Note Agreement or the Notes, the obligations of the undersigned under clause (i) of Subsection 3(b) of the Millstone Plant Agreement shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which either of the undersigned may have against the Company or anyone else (including, without limitation, the other party to this letter agreement) for any reason whatsoever or any failure or claimed failure of the Company to perform any obligation under the Millstone Plant Agreement.

          (2) The undersigned will not during the term of the Millstone Plant Agreement terminate the Millstone Plant Agreement or, without the written consent of the Required Holder(s), amend, supplement or modify any provision of the Millstone Plant Agreement so as to adversely effect the rights of the Company under Section 3(b) thereof. The undersigned will make payment of any amount which the undersigned are obligated to pay to the Company or any successor thereto or permitted assignee thereof pursuant to clause (i) of subsection 3(b) of the Millstone Plant Agreement with respect to any amounts due to you or any holder of any Note under the Note Agreement or any Note notwithstanding any termination of the Millstone Plant Agreement in accordance with its terms.

          (3) You and any other holder of any Note shall constitute third-party beneficiaries of, and shall be entitled to enforce directly against the undersigned, the obligations of the undersigned under clause
(i) of Subsection 3(b) of the Millstone Plant Agreement with respect to any amounts due to you or such holder under the Note Agreement or any Note.

          (4) Each of the undersigned will deliver to each Significant Holder in quadruplicate:

               (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the undersigned and its subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the undersigned and its subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the undersigned, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the undersigned for such quarterly period, together with any exhibits thereto containing the financial statements of the undersigned and its subsidiaries, filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

               (ii) as soon as practicable and in any event within 135 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the undersigned and its subsidiaries for such year, and a consolidated balance sheet of the undersigned and its subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the undersigned for such fiscal year filed with the Securities and Exchange Commission, together with any exhibits thereto containing the financial statements of the undersigned and its subsidiaries, shall be deemed to satisfy the requirements of this clause (ii);

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders, if any, and copies of all registration statements on Form S-1, S-2 or S-3 (without exhibits) and all reports on Form 10-K, 10-Q or 8-K which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); and

               (iv) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

     Together with each delivery of financial statements required by clauses (i) and (ii) above, each of the undersigned will deliver to each Significant Holder an officer's certificate stating as to itself, and, to its knowledge after due inquiry as to the Company, that there exists no Event of Default or Default or failure by the undersigned to perform any obligation under the Millstone Plant Agreement, or, if any Event of Default, Default or such default exists, specifying the nature and period of existence thereof and what action the undersigned proposes to take with respect thereto; and

          (c)  represent and warrant as follows:

          (1) Each of the undersigned is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its organization and is qualified to do business in each state or other jurisdiction in which the nature of its business makes such qualification necessary.

          (2) Each of the undersigned has the corporate power and authority to execute and deliver this letter and the Millstone Plant Agreement. The execution and delivery of this letter and the Millstone Plant Agreement have been duly authorized by all requisite corporate action on behalf of the undersigned. This letter and the Millstone Plant Agreement have been duly executed and delivered by authorized officers of the undersigned and are valid obligations of the undersigned, legally binding upon and enforceable against the undersigned in accordance with their respective terms.

          (3) Neither the execution and delivery by them of this letter and the Millstone Plant Agreement nor the performance or observance by them of the terms, conditions or provisions hereof or thereof (i) does or will conflict with or violate any existing law or governmental rule, regulation or order or any existing judicial or administrative order or decree binding on them or any of their properties; (ii) does or will conflict with or violate their amended certificate of incorporation or articles of organization, as the case may be, or bylaws as in effect on the date hereof, or (iii) does or will require, under any existing law or governmental rule, regulation, or order or any existing judicial or administrative order or decree, on the part of them or Northeast Utilities or any other subsidiary of Northeast Utilities, the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental or public authority or agency, except as has been obtained or made and is in full force and effect; and

          (d) Authorize and direct Day, Berry & Howard, special counsel to each of the undersigned, to render to you the opinions referred to in paragraph 3C and 3D of the Note Agreement.

                              Very truly yours,

                              THE CONNECTICUT LIGHT AND
                                POWER COMPANY



                              By:

                                   Title:


                              WESTERN MASSACHUSETTS ELECTRIC
                                COMPANY



                              By:

                                   Title:



                                                   SCHEDULE 4A(1)


                      AMORTIZATION SCHEDULE


                         (See Attached)

                                              SCHEDULE 6A(1)(v)


                         EXISTING LIENS

                              None.

                                                 SCHEDULE 6A(2)


                              DEBT


          $14,000,000 aggregate principal amount owed to the Northeast Utilities System Money Pool.

                                                      SCHEDULE 8H


               LIST OF AGREEMENTS RESTRICTING DEBT


1. 364 Day Revolving Credit Agreement dated December 3, 1992 among CL&P, WMECO, Northeast Utilities, Holyoke Water Power Company, the Company, The Rocky River Realty Company, Shawmut Bank Connecticut as successor to The Connecticut National Bank, and Northeast Utilities Service Company, as Agent.

2. 364 Day Revolving Credit Agreement dated December 3, 1992 among CL&P, WMECO, Northeast Utilities, Holyoke Water Power Company, the Company, The Rocky River Realty Company, Fleet Bank, N.A., and Northeast Utilities Service Company, as Agent.

3. 364 Day Revolving Credit Agreement dated December 3, 1992 among CL&P, WMECO, Northeast Utilities, Holyoke Water Power Company, the Company, The Rocky River Realty Company, State Street Bank and Trust Company, and Northeast Utilities Service Company, as Agent.

4. Three Year Revolving Credit Agreement dated December 3, 1992 among CL&P, WMECO, Northeast Utilities, Holyoke Water Power Company, the Company, The Rocky River Realty Company, Shawmut Bank Connecticut as successor to The Connecticut National Bank, and Northeast Utilities Service Company, as Agent.

5. Three Year Revolving Credit Agreement dated December 3, 1992 among CL&P, WMECO, Northeast Utilities, Holyoke Water Power Company, the Company, The Rocky River Realty Company, Fleet Bank, N.A., and Northeast Utilities Service Company, as Agent.

6. Three Year Revolving Credit Agreement dated December 3, 1992 among CL&P, WMECO, Northeast Utilities, Holyoke Water Power Company, the Company, The Rocky River Realty Company, State Street Bank and Trust Company, and Northeast Utilities Service Company, as Agent.


                                                  SCHEDULE 10B(2)


               MONEY POOL APPLICATION AND APPROVAL


                         (See Attached)